Exhibit 99.01

January 16, 2014

Mr. James C. McGill, CEO
MacroSolve, Inc.
9521-B Riverside Pkwy #134
Tulsa, OK 74137

Re: Resign Board Seat

Dear Mr. McGill:

After careful consideration, I have decided to reduce my time commitments on outside boards.  Therefore, I am hereby resigning from the MacroSolve, Inc. Board of Directors effective February 6th, 2014.  I have enjoyed my tenure on the Board and wish MacroSolve, Inc. success in its future endeavors.

Sincerely,

/s/ David R. Lawson
David R. Lawson